EXHIBIT 10.16.3

THIRD AMENDMENT TO

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

THIS THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Third Amendment”), dated as of March 3, 2008, is entered into by and between EnergySolutions, LLC, a Utah limited liability company (the “Company”), ENV Holdings LLC (“ENV Holdings”), and Philip O. Strawbridge (the “Executive”).  This Amendment amends that certain Executive Employment and Non-competition Agreement between the Company and the Executive dated March 23, 2006, as amended pursuant to the First Amendment to Executive Employment and Non-Competition Agreement dated October 17, 2007, and as further amended pursuant to the Second Amendment to Executive Employment and Non-Competition Agreement dated October 30, 2007 (collectively, the “Agreement”), as follows:

1.                                       Section 2 of the Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

2.                                       Term.  The term of this Agreement shall begin on the date hereof and, unless sooner terminated as provided in Section 6, shall conclude on December 31, 2011 (the “Employment Term”).

2.                                       Section 4(a) of the Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

(a)                                  Salary.  In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the “Base Salary”) at the rate of $450,000 per calendar year.  The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried executives and shall be subject to all necessary withholding taxes, FICA contributions and similar deductions, as well as set-off against any amounts Executive owes the Company or its affiliates. In addition, if the Company at any time increases the salaries or hourly wages of other employees of the Company generally by a percentage equally applied to reflect a “cost-of-living increase”, the Base Salary shall be increased by the same percentage cost-of-living increase at the time and in the same manner it is given to other employees of the Company.

3.                                       Section 4(e) of the Agreement is hereby deleted in its entirety.

4.                                       Schedule 2 to the Agreement is hereby deleted in its entirety and the Schedule 2 attached hereto and by this reference incorporated herein is substituted in place thereof.

5.                                       The parties hereby ratify and confirm all terms and conditions set forth in the Agreement that are not expressly modified by this Third Amendment. This Third Amendment and the Agreement shall be considered, for all intents and purposes, as one agreement.  In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Agreement, the terms and provisions of this Third Amendment shall, in all instances, prevail.

IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment as of the day and year first above written.

ENERGYSOLUTIONS, LLC		ENV HOLDINGS LLC

By:	/s/ R Steve Creamer	By:	/s/ Lance Hirt
Name: R Steve Creamer		Name: Lance Hirt
Title: Chief Executive Officer		Title: Manager

/s/ Philip O. Strawbridge
Philip O. Strawbridge

Schedule 2

Target Bonus

	Percentage that Actual EBITDA for a fiscal year represents of Budgeted EBITDA for such fiscal year

	90%	100%	110%

Percentage of Base Salary payable as a Bonus	20%	80%	120%

The Bonus payable to the Executive hereunder for each fiscal year is to be interpolated for Actual EBITDA between 90% and 100% or between 100% and 110% of Budgeted EBITDA.

For example, if Actual EBITDA represents 95% of Budgeted EBITDA, a Bonus of 50% of the Executive’s Base Salary would be payable, calculated as follows:

(1)           The increase of Actual EBITDA over the 90% of Budgeted EBITDA benchmark, which in this case equals 5%, is divided by the difference between (a) 100% and (b) 90% (the two applicable Budgeted EBITDA benchmarks), yielding 50%;

(2)           This amount (50%) is then multiplied by the difference between (x) 80% (the Bonus at 100% of Budgeted EBITDA) and (y) 20% (the Bonus at 90% of Budgeted EBITDA), which equals 30% of the Executive’s Base Salary as the Target Bonus. This incremental 30% is added to the 20% Base Salary Target Bonus at 90% of Budgeted EBITDA for a total Target Bonus equal to 50% of Base Salary.

On the other hand, if Actual EBITDA represents 105% of Budgeted EBITDA, then a Bonus of 100% of the Executive’s Base Salary would be payable, calculated as follows:

(1)           The increase of Actual EBITDA over the 100% of Budgeted EBITDA benchmark, which in this case equals 5%, is divided by the difference between (a) 110% and (b) 100% (the two applicable Budgeted EBITDA benchmarks), yielding 50%;

(2)           This amount (50%) is then multiplied by the difference between (x) 120% (the Target Bonus at 110% of Budgeted EBITDA) and (y) 80% (the Target Bonus at 100% of Budgeted EBITDA), resulting in a 20% incremental increase in the Target Bonus, which when added to the 80% of Base Salary payable when Actual EBITDA equals 100% of Budgeted EBITDA Benchmark, yields an aggregate bonus equal to 100% of the Executive’s Base Salary.